UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
December 3, 2012

SALON MEDIA GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26395	94-3228750
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

101 Spear Street, Suite 203, San Francisco, California 94105
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(415) 645-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 – Compensatory Arrangements of Certain Officers.

On December 3, 2012, Salon Media Group, Inc. (the “Company”) entered into an Employment Agreement with Cynthia Jeffers, the Company’s Chief Executive Officer (the “Employment Agreement”).

The Employment Agreement provides for Ms. Jeffers to serve as the Company’s Chief Executive Officer, at an annual base salary of $225,000, less applicable withholdings, payable in accordance with the Company’s normal payroll procedures.

The Employment Agreement also provides for Ms. Jeffers to be eligible to receive additional compensation under a Bonus Plan, to be approved by the Compensation Committee of the Board of Directors. for Fiscal Year 2013.  Further, the agreement sets forth the right of Ms. Jeffers to receive an option to purchase up to 1,056,478 shares of the Company’s common stock (the “Option”). The Option vests as follows: 1/24 of 528,239 of the Option shares vest monthly and, simultaneously, 1/36 of 528,239 of the Option shares vest monthly, subject, in each case, to Ms. Jeffers’ continuous provision of services to the Company.  The Employment Agreement also provides that, at the end of each quarter in which the Company reaches a cash flow surplus, Ms. Jeffers will be entitled to receive an additional stock option to purchase up to 105,648 shares of the Company’s common stock, which additional stock options will, in each case, be fully vested on the date of grant and will have an exercise price per share equal to the fair market value of the Company’s Common Stock as of the date of grant.

The Employment Agreement provides that Ms. Jeffers may be terminated with or without cause, provided that, except in the case of death or disability, if Ms. Jeffers is terminated by the Company without cause, or if Ms. Jeffers terminates her employment arrangement for good reason, and provided that Ms. Jeffers executes and delivers a full general release of all known and unknown claims, Ms. Jeffers will be entitled to a severance payment in an amount equal to two months of her then current base salary, less applicable withholdings, payable in accordance with the Company’s regular payroll procedures; further, if Ms. Jeffers is covered under the Company’s group health plan at the time of such a termination, the Company will additionally reimburse her for any COBRA premiums thereafter paid, subject to certain limitations.

A copy of the Employment Agreement with Ms. Jeffers is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

99.1	Employment Agreement, dated as of December 3, 2012, by and between the Company and Cynthia Jeffers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2012

SALON MEDIA GROUP, INC.
Registrant

By:	/s/ D. Alexander Fernandez
D. Alexander Fernandez
Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Employment Agreement, dated as of December 3, 2012, by and between the Company and Cynthia Jeffers.